EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2004, which appears on page 53 of the annual report on Form 10-KSB of VendingData Corporation for the year ended December 31, 2003, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada

March 17, 2005